FOR IMMEDIATE RELEASE

Ciena Reports Fiscal First Quarter 2018 Financial Results

HANOVER, Md. - March 6, 2018 - Ciena® Corporation (NYSE: CIEN)

•	Q1 Revenue: $646.1 million, increasing 4% year over year

•	Q1 Net Income (Loss) per Share: $(3.29) GAAP; $0.15 adjusted (non-GAAP)

◦	GAAP loss primarily due to significant non-cash charges related to the Tax Cuts and Jobs Act, which resulted in an estimated $476.9 million of additional tax expense

•	Share Repurchase: Commenced repurchase activity on three-year, $300 million repurchase program during Q1

Ciena, a network strategy and technology company, today announced unaudited financial results for its fiscal first quarter ended January 31, 2018.

“We demonstrated a strong start toward achieving our long-term financial goals with our fiscal first quarter results, including year-over-year top-line growth, continued cash generation and a strengthening balance sheet,” said Gary B. Smith, president and CEO, Ciena. “We also are confident in our ability to continue driving market share gains across key geographies and customer segments by intersecting the industry’s demand drivers with leading innovation.”

For the fiscal first quarter 2018, Ciena reported revenue of $646.1 million as compared to $621.5 million for the fiscal first quarter 2017.

Ciena's fiscal first quarter 2018 GAAP results include a non-cash $476.9 million charge related to the enactment of the Tax Cuts and Jobs Act. As a result, Ciena's GAAP net loss for the fiscal first quarter 2018 was $(473.4) million, or $(3.29) per diluted common share, which compares to a GAAP net income of $3.9 million, or $0.03 per diluted common share, for the fiscal first quarter 2017.

Ciena's adjusted (non-GAAP) net income for the fiscal first quarter 2018 was $21.9 million, or $0.15 per diluted common share, which compares to an adjusted (non-GAAP) net income of $24.6 million, or $0.17 per diluted common share, for the fiscal first quarter 2017.

Share Repurchase Program
On December 7, 2017, Ciena announced that its Board of Directors had authorized a program to repurchase up to $300 million of the Company’s common stock through the end of fiscal 2020. The Company commenced repurchases late in the fiscal first quarter 2018, and through March 5, 2018, has repurchased approximately 874,000 shares of its common stock, for an aggregate purchase price of $19.5 million at an average price of $22.34 per share.

Fiscal First Quarter 2018 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendix A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q1	Q1	Period Change
	FY 2018	FY 2017	Y-T-Y*
Revenue	$646.1	$621.5	4.0%
Gross margin	42.1%	44.1%	(2.0)%
Operating expense	$255.0	$254.7	0.1%
Operating margin	2.6%	3.1%	(0.5)%

	Non-GAAP Results
	Q1	Q1	Period Change
	FY 2018	FY 2017	Y-T-Y*
Revenue	$646.1	$621.5	4.0%
Adj. gross margin	42.6%	44.9%	(2.3)%
Adj. operating expense	$234.4	$226.2	3.6%
Adj. operating margin	6.3%	8.5%	(2.2)%
Adj. EBITDA	$61.8	$69.9	(11.6)%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q1 FY 2018		Q1 FY 2017
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical [1]	$427.4	66.1	$417.8	67.2
Packet Networking	68.6	10.6	72.2	11.6
Total Networking Platforms	496.0	76.7	490.0	78.8

Software and Software-Related Services
Software Platforms	29.6	4.6	17.0	2.7
Software-Related Services	23.9	3.7	22.3	3.6
Total Software and Software-Related Services	53.5	8.3	39.3	6.3

Global Services
Maintenance Support and Training	56.0	8.7	55.0	8.9
Installation and Deployment	30.0	4.7	27.9	4.5
Consulting and Network Design	10.6	1.6	9.3	1.5
Total Global Services	96.6	15.0	92.2	14.9

Total	$646.1	100.0	$621.5	100.0

1. As of the first fiscal quarter of 2018, sales of Optical Transport products are reflected within the Converged Packet Optical product line for all periods presented.

Additional Performance Metrics for Fiscal First Quarter 2018

	Revenue by Geographic Region
	Q1 FY 2018		Q1 FY 2017
	Revenue	% **	Revenue	% **
North America	$402.9	62.4	$405.9	65.3
Europe, Middle East and Africa	97.8	15.1	91.5	14.7
Caribbean and Latin America	34.6	5.4	35.2	5.7
Asia Pacific	110.8	17.1	88.9	14.3
Total	$646.1	100.0	$621.5	100.0
** Denotes % of total revenue

•	U.S. customers contributed 59.3% of total revenue

•	Two customers each accounted for greater than 10% of revenue and in aggregate represented 25% of total revenue

•	Cash and investments totaled $986.8 million

•	Cash flow from operations totaled $35.7 million

•	Free cash flow totaled $10.0 million

•	Average days' sales outstanding (DSOs) were 77

•	Accounts receivable balance was $553.7 million

•	Inventories totaled $255.3 million, including:

◦	Raw materials: $47.7 million

◦	Work in process: $16.5 million

◦	Finished goods: $176.5 million

◦	Deferred cost of sales: $64.4 million

◦	Reserve for excess and obsolescence: $(49.8) million

•	Product inventory turns were 4.9

•	Headcount totaled 5,712

Impact of the Tax Cuts and Jobs Act
The first fiscal quarter 2018 provision for income taxes includes the following significant non-cash charges related to the enactment of the Tax Cuts and Jobs Act:

•	$431.3 million charge related to the remeasurement of U.S. net deferred tax assets at the lower statutory rate under the Tax Cuts and Jobs Act; and

•	$45.6 million charge related to a transition tax on accumulated historical foreign earnings and its deemed repatriation to the U.S.

Ciena continues to evaluate the impact of the Tax Cuts and Jobs Act. At this time, Ciena does not expect to pay substantial cash taxes for U.S. federal income tax for the foreseeable future primarily due to its deferred tax asset balance. As of January 31, 2018, Ciena has net deferred tax assets of approximately $739.4 million, and consequently, over the near term, Ciena's cash taxes will continue to be primarily related to the state taxes and tax expense of Ciena's foreign subsidiaries, which amounts have not historically been significant. Ciena's foreign and domestic income tax expense for the first quarter of fiscal 2018 and 2017 expected to be paid using cash was $1.0 million and $0.4 million, respectively.

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal First Quarter 2018 Results
Today, Tuesday, March 6, 2018, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website supporting materials for its unaudited fiscal first quarter 2018 results, including prepared remarks from management and a related investor presentation.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's fiscal second quarter outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We demonstrated a strong start toward achieving our long-term financial goals with our fiscal first quarter results, including year-over-year top-line growth, continued cash generation and a strengthening balance sheet"; "We also are confident in our ability to continue driving market share gains across key geographies and customer segments by intersecting the industry’s demand drivers with leading innovation".

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by large communication service providers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; the impact of the Tax Cuts and Jobs Act, changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise, and the other risk factors disclosed in Ciena's Report on Form 10-K, which Ciena filed with the Securities and Exchange Commission on December 22, 2017. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a network strategy and technology company. We translate best-in-class technology into value through a high-touch, consultative business model - with a relentless drive to create exceptional experiences measured by outcomes. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended January 31,
	2018	2017
Revenue:
Products	$525,609	$506,993
Services	120,526	114,504
Total revenue	646,135	621,497
Cost of goods sold:
Products	313,120	286,811
Services	61,250	60,901
Total cost of goods sold	374,370	347,712
Gross profit	271,765	273,785
Operating expenses:
Research and development	118,524	116,869
Selling and marketing	88,515	85,002
General and administrative	38,406	35,864
Amortization of intangible assets	3,623	14,551
Significant asset impairments and restructuring costs	5,961	2,395
Total operating expenses	255,029	254,681
Income from operations	16,736	19,104
Interest and other income (loss), net	1,575	370
Interest expense	(13,734)	(15,203)
Income before income taxes	4,577	4,271
Provision for income taxes [1]	477,940	410
Net income (loss)	$(473,363)	$3,861

Net Income (Loss) per Common Share
Basic net income (loss) per common share	$(3.29)	$0.03
Diluted net income (loss) per potential common share	$(3.29)	$0.03

Weighted average basic common shares outstanding	143,922	140,682
Weighted average dilutive potential common shares outstanding [2]	143,922	142,184

1. The provision for income taxes for the first quarter of fiscal 2018 is primarily related to the enactment of the Tax Cuts and Jobs Act. These amounts are provisional and reflect management’s current estimates and current interpretations of the Tax Cuts and Jobs Act. These amounts may require adjustment in future periods as additional guidance under the Tax Cuts and Jobs Act becomes available and analysis of its provisions is completed.
2. Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first quarter of fiscal 2017 includes 1.5 million shares underlying certain stock options and restricted stock units.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	January 31, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$648,867	$640,513
Short-term investments	278,743	279,133
Accounts receivable, net	553,724	622,183
Inventories	255,251	267,143
Prepaid expenses and other	186,837	197,339
Total current assets	1,923,422	2,006,311
Long-term investments	59,151	49,783
Equipment, building, furniture and fixtures, net	318,835	308,465
Goodwill	267,899	267,458
Other intangible assets, net	96,485	100,997
Deferred tax asset, net	739,446	1,155,104
Other long-term assets	64,146	63,593
Total assets	$3,469,384	$3,951,711
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$209,243	$260,098
Accrued liabilities and other short-term obligations	268,164	322,934
Deferred revenue	103,216	102,418
Current portion of long-term debt	352,753	352,293
Total current liabilities	933,376	1,037,743
Long-term deferred revenue	79,297	82,589
Other long-term obligations	115,970	111,349
Long-term debt, net	584,601	583,688
Total liabilities	$1,713,244	$1,815,369
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 144,180,782 and 143,043,227 shares issued and outstanding	1,442	1,430
Additional paid-in capital	6,828,648	6,810,182
Accumulated other comprehensive income (loss)	2,375	(11,017)
Accumulated deficit	(5,076,325)	(4,664,253)
Total stockholders’ equity	1,756,140	2,136,342
Total liabilities and stockholders’ equity	$3,469,384	$3,951,711

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,
	2018	2017
Cash flows provided by (used in) operating activities:
Net income (loss)	$(473,363)	$3,861
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	20,833	16,699
Share-based compensation costs	12,393	12,825
Amortization of intangible assets	5,912	18,864
Deferred taxes	476,897	—
Provision for inventory excess and obsolescence	6,804	5,431
Provision for warranty	4,657	553
Other	2,269	4,452
Changes in assets and liabilities:
Accounts receivable	72,439	(21,956)
Inventories	5,199	(78,749)
Prepaid expenses and other	16,120	(1,004)
Accounts payable, accruals and other obligations	(111,476)	4,037
Deferred revenue	(2,981)	8,737
Net cash provided by (used in) operating activities	35,703	(26,250)
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(25,662)	(25,706)
Purchase of available for sale securities	(118,877)	(89,897)
Proceeds from maturities of available for sale securities	110,000	95,000
Settlement of foreign currency forward contracts, net	1,061	440
Net cash used in investing activities	(33,478)	(20,163)
Cash flows provided by (used in) financing activities:
Payment of long term debt	(1,000)	(46,296)
Payment of capital lease obligations	(914)	(605)
Repurchases of common stock-repurchase program	(4,103)	—
Proceeds from issuance of common stock	11,008	9,708
Net cash provided by (used in) financing activities	4,991	(37,193)
Effect of exchange rate changes on cash and cash equivalents	1,138	(156)
Net increase (decrease) in cash and cash equivalents	8,354	(83,762)
Cash and cash equivalents at beginning of period	640,513	777,615
Cash and cash equivalents at end of period	$648,867	$693,853
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$10,020	$11,831
Cash paid during the period for income taxes, net	$3,498	$5,521
Non-cash investing activities
Purchase of equipment in accounts payable	$2,014	$5,293
Non-cash financing activities
Repurchase of common stock in accrued liabilities from repurchase program	$1,652	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures (unaudited)

	Quarter Ended January 31,
	2018	2017
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$271,765	$273,785
Share-based compensation-products	672	561
Share-based compensation-services	625	628
Amortization of intangible assets	2,289	4,313
Total adjustments related to gross profit	3,586	5,502
Adjusted (non-GAAP) gross profit	$275,351	$279,287
Adjusted (non-GAAP) gross profit percentage	42.6%	44.9%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$255,029	$254,681
Share-based compensation-research and development	3,255	3,209
Share-based compensation-sales and marketing	3,328	2,873
Share-based compensation-general and administrative	4,474	5,453
Amortization of intangible assets	3,623	14,551
Significant asset impairments and restructuring costs	5,961	2,395
Total adjustments related to operating expense	20,641	28,481
Adjusted (non-GAAP) operating expense	$234,388	$226,200

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$16,736	$19,104
Total adjustments related to gross profit	3,586	5,502
Total adjustments related to operating expense	20,641	28,481
Total adjustments related to income from operations	24,227	33,983
Adjusted (non-GAAP) income from operations	$40,963	$53,087
Adjusted (non-GAAP) operating margin percentage	6.3%	8.5%

Net Income (Loss) Reconciliation (GAAP/non-GAAP)
GAAP net income (loss)	$(473,363)	$3,861
Exclude GAAP provision for income taxes	477,940	410
Income before income taxes	$4,577	$4,271
Total adjustments related to income from operations	24,227	33,983
Loss on extinguishment of debt	—	41
Non-cash interest expense	749	513
Adjusted income before income taxes	$29,553	$38,808
Non-GAAP tax provision on adjusted income before income taxes	7,645	14,165
Adjusted (non-GAAP) net income	$21,908	$24,643

Weighted average basic common shares outstanding	143,922	140,682
Weighted average dilutive potential common shares outstanding [1]	145,558	165,104

Net Income (Loss) per Common Share
GAAP diluted net income (loss) per common share	$(3.29)	$0.03
Adjusted (non-GAAP) diluted net income per common share [2]	$0.15	$0.17

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2018 includes 0.9 million shares underlying certain stock options and restricted stock units and 0.7 million shares underlying Ciena's "New" 3.75% convertible senior notes, due October 15, 2018.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2017 includes 1.5 million shares underlying certain stock options and restricted stock units, 5.6 million shares underlying Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017 and 17.4 million shares underlying Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2017 requires adding back interest expense of approximately $0.4 million associated with Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017 and approximately $2.3 million associated with Ciena's "Original" 3.75% convertible senior notes, due October 15, 2018 to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Quarter Ended January 31,
	2018	2017
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (loss) (GAAP)	$(473,363)	$3,861
Add: Interest expense	13,734	15,203
Less: Interest and other income (loss), net	1,575	370
Add: Provision for income taxes	477,940	410
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	20,833	16,699
Add: Amortization of intangible assets	5,912	18,864
EBITDA	$43,481	$54,667
Add: Shared-based compensation cost	12,393	12,825
Add: Significant asset impairments and restructuring costs	5,961	2,395
Adjusted EBITDA	$61,835	$69,887

* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•
Non-cash loss on extinguishment of debt - related to certain private repurchases conducted with several holders of Ciena's 0.875% convertible senior notes, which were paid at maturity during the third quarter of fiscal 2017.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes due December 15, 2020 relating to the required separate accounting of the equity component of these convertible notes.

•
Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 25.87% for the first fiscal quarter of 2018, and 36.5% for the first fiscal quarter of 2017. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy. In calculating, the Non-GAAP tax provision for the first fiscal quarter of 2018, Ciena excluded certain significant non-cash charges resulting from the enactment of Tax Cuts and Jobs Act. Specifically, during the first quarter of fiscal 2018, Ciena recorded a provisional, non-cash charge of $476.9 million, consisting of a $431.3 million charge related to the re-measurement of net deferred tax assets at the lower statutory rate, and a $45.6 million charge related to the U.S. transition tax described above. These amounts are provisional in nature based on Securities and Exchange Commission Staff Accounting Bulletin No. 118 and therefore subject to adjustment in future periods, including as a result of the availability of additional guidance and further analysis by Ciena under the Tax Cuts and Jobs Act.